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                                LIST OF SUBSIDIARIES


                                      STATE OF INCORPORATION
NAME                                     OR ORGANIZATION


Crosshost, Inc.                              Maryland
Host Ventures, Inc.                          Maryland
Host Findlay G.P., Inc.                      Maryland
Host Auburn G.P., Inc.                       Maryland
BacHost, L.L.C.                              Texas
BH - Findlay, L.P.                           Ohio
BH - Auburn, L.P.                            Indiana